Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-198892) on Form S-8 of Medley Management Inc. of our report dated March 30, 2015, relating to our audit of the consolidated financial statements of Medley Management Inc. (prior to September 29, 2014, Medley LLC and Medley GP Holdings LLC), which appear in this Annual Report on Form 10-K of Medley Management Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

New York, New York

March 30, 2015